SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 13, 2002
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                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.
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             (Exact name of registrant as specified in its charter)


      Colorado                          0-31737                  75-2740870
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(State or other jurisdiction          (Commission              (IRS Employer
 of incorporation)                    File Number)           Identification No.)


                                 111 Richman St.
                           Black Hawk, Colorado 80422
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 303-582-3600
                                                            ------------

                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.


     Windsor Woodmont Black Hawk Resort Corp. (the "Corporation") is invoking it right to delay the interest payments due on September 15, 2002 under its $100 million principal amount 13% First Mortgage Notes due 2005 (the "Notes") and its $7.5 million principal amount 15.5% Second Mortgage Notes due 2010 (the "Second Mortgage Notes"), pursuant to the applicable agreements between the Corporation and its debt holders. Under the applicable agreements, the obligation to make the September 15, 2002 interest payments may be deferred, at the Company's option, until October 15, 2002, because the failure to pay an installment of interest does not become an event of default until after 30 days. The Corporation believes that pending a restructuring of the Notes and Second Mortgage Notes, it is in its best interest to not make the interest payments.



     The Corporation is currently reviewing potential restructuring and strategic options. The Corporation has retained Irell & Manella LLP as it legal counsel and Alvarez & Marsal, Inc. as it financial advisor to evaluate the potential restructuring and strategic options available to the Corporation. The Corporation intends to initiate discussions with holders of the Notes and Second Mortgage Notes to discuss possible restructuring options and alternatives relating to this indebtedness.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 13, 2002            WINSOR WOODMONT BLACK HAWK RESORT CORP.



                                    By:  /s/  Michael L. Armstrong
                                         ---------------------------------------
                                              Michael L. Armstrong,
                                              Executive Vice President,
                                              Chief Financial Officer,
                                              Treasurer and Assistant Secretary







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